Exhibit 10.3

Georgia Department of
Community Health		2 Peachtree Street, NW
Atlanta, GA 30303-3159
Rhonda M. Medows, MD, Commissioner	Sonny Perdue, Governor	www.dch.georgia.gov

July 10, 2006
Sent Via: Certified Mail / Return Receipt Requested
David McNichols
Peachstate Health Plan, Inc.
3200 Highland Pkwy., SE
Suite 300
Smyrna, GA 30082

RE:	NOTICE OF RENEWAL FOR FISCAL YEAR 2007
Contract# 0653
Dear Mr. McNichols:
This letter serves as written notice that the Department of Community Health (hereinafter “DCH” or the “Department”) is exercising its option to renew the above-referenced contract for an additional State fiscal year, subject to the terms and conditions of the underlying contract (the “Contract”) and any applicable subsequent amendments. The Contract, as renewed, shall terminate on June 30, 2007. All terms and conditions of the contract, including reimbursement, shall remain as stated in the original contract and any amendments thereto.
In addition, below is a list of items necessary to update your contract information. It is essential that this information is provided as soon as possible, but no later than September 1, 2006. If you are unable to respond in that time, please notify us by written correspondence (email is acceptable). Please review your current contract and send the following documents if applicable:
•	Certificate of Insurance;

•	Payment and/or Performance Bonds;

•	Top-level management names, titles, areas of responsibility and resumes;

•	Organizational Chart;

•	The names, titles, areas of responsibility, and resumes for all employees assigned to perform work on the contract during fiscal year 2007;

•	The names, titles, areas of responsibility, and resumes for all employees anticipated to perform work on the contract during fiscal year 2007;

•	The names and business addresses of all subcontractors performing work on the Contract during fiscal year 2007;
Equal Opportunity Employer

•	The names and business addresses of all subcontractors anticipated to perform work on the Contract during fiscal year 2007;

•	A copy of your last audit report from an independent Certified Public Accountant firm for the period covering Fiscal Year 2006, if available, or the last conducted audit report; and

•	A copy of your business continuity plan or similar document (optional).
Enclosed is an additional copy of this letter. Please sign both copies where indicated retaining one for your files and returning the other via fax and mail before close of business June 30, 2006 to:
Georgia Department of Community Health
Contracts Administration
2 Peachtree Street, NW, 40th Floor
Atlanta, Georgia 30303-3159
Fax: (404) 463-5025
Please contact me at (404) 463-1930 or via email at bshepard@dch.ga.gov should you have any questions or require additional information. We look forward to continuing with your contract in Fiscal Year 2007.

Sincerely,
/s/ Joanne Mitchell
Joanne Mitchell
Contract Manager

CC: Charemon Grant, Esq. General Counsel File
Signature of Acceptance:
We, PEACH STATE HEALTH PLAN, do hereby acknowledge the renewal of our contract, Contract #0653 agree to the renewal terms as heretofore stated by the duly authorized signature below:

/s/ David McNichols	7/26/2006

Authorized Signature	Date
PRESIDENT, CEO